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                [LETTERHEAD OF ERNST & YOUNG LLP APPEARS HERE]

                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and "Selected Consolidated Financial Data of Lilly" in the Registration Statement (Amendment No. 2 to Form S-4) and related Prospectus of Eli Lilly and Company and Integrated Medical Systems, Inc. (IMS) for the registration of 10,792,695 shares of Series D Preferred Stock of IMS, 2,000,000 shares of Series B Preferred Stock of IMS, 655,103 warrants to purchase Series D Preferred Stock of IMS, 2,380,457 Options to Purchase Series D Preferred Stock of IMS, 292,979 Options to Purchase Common Stock of Eli Lilly and Company, 292,979 shares of Eli Lilly and Company Common Stock, and 10,792,695 Put Rights for Series D Preferred Stock of IMS and to the incorporation by reference therein of our report dated February 8, 1995, with respect to the consolidated financial statements of Eli Lilly and Company incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.




November 8, 1995